Exhibit 23.3

1 HOUSTON CENTER

1221 MCKINNEY, SUITE 3700

HOUSTON, TEXAS 77010

PHONE (713) 209-1100    •    FAX (713) 752-0828

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Huddleston & Co., Inc. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.

HUDDLESTON & CO., INC.

/s/ Gregory S. Floyd, P.E.
By:	Gregory S. Floyd, P.E.
Vice President

Houston, Texas

February 10, 2009